                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OF 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 13, 2000


                                 PETS.COM, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                          000-29387                   95-4730753
   (State or other jurisdiction        (Commission File Number)         (I.R.S. Employer
 of incorporation or organization)                                     Identification No.)



                                945 Bryant Street
                         San Francisco, California 94103
                    (Address of principal executive offices)


                                 (415) 222-9999
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On July 13, 2000 Pets.com, Inc., a Delaware corporation (the "Company"), acquired certain strategic assets and partnerships of Petstore.com, Inc., a Delaware corporation ("Seller"), pursuant to an Asset Purchase Agreement dated June 12, 2000 (the "Agreement") by and among Seller, the Company and P-Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (the "Acquisition"). As part of the all-stock transaction, the Company received a $3 million cash investment and issued 5,815,623 shares of its common stock and 1,143,895 shares of redeemable, non-voting, non-convertible series A preferred stock.

        Under the terms of the Agreement, the Company acquired the content owned by Seller that resides on Seller's Web site, Seller's existing customer base and live fish business, Flying Fish Express, its strategic supplier agreements, and ownership of all of Seller's URLs, trademarks and intellectual property related to the Petstore.com brand.

        In connection with the Acquisition, the Company entered into a Tenancy and Promotion Agreement dated June 12, 2000 (the "Discovery Agreement") with Discovery.com, Inc., a Delaware corporation ("Discovery"), which includes offline media promotion of the Pets.com brand on the Discovery family of television networks, which include Discovery Channel, TLC, Animal Planet, Travel Channel and Discovery Health Channel. In addition, the Company will have a one-year exclusive, integrated pets e-commerce tenancy on Discovery.com, Discovery's Internet network, and the option to obtain up to three additional one-year periods of exclusivity. As part of the Discovery Agreement, Discovery will also provide links from relevant content to the Company's Web site for a period of four years. The Discovery Agreement became effective upon the closing of the Acquisition.

        In connection with the Acquisition, the Company entered into an Amended and Restated Marketing and Promotion Agreement dated June 8, 2000 (the "Safeway Agreement") establishing a strategic marketing relationship with Safeway Inc., a Delaware corporation ("Safeway"). The Safeway Agreement has a term of 24 months during which Safeway will promote the Pets.com brand through various in-store programs and other means, and the Company will carry Safeway's SELECT pet food line on the Company's Web Site. The Safeway Agreement became effective upon the closing of the Acquisition.

        Effective upon the closing of the Acquisition, Michela English, the President and Chief Operating Officer of Discovery, was appointed a member of the Company's Board of Directors.



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

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements of Business Acquired.

        The financial statements of Petstore.com, Inc. as of December 31, 1999 to include its Consolidated Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Stockholders' Equity, and Consolidated Statement of Cash Flows are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

        (b) Pro Forma Financial Information.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


        The unaudited pro forma combined financial information for Pets.com, Inc. ("Pets") gives effect to the Petstore.com, Inc. ("Petstore") merger applying the purchase method of accounting. The unaudited pro forma combined financial statements have been prepared from the historical consolidated financial statements of Pets. The Petstore column in the following unaudited pro forma combined financial statements reflect the historical financial statements of Petstore, which are consistent with the reporting periods of Pets.

        The unaudited pro forma combined statement of operations combine the historical operations of Pets and Petstore as if the merger had occurred at the beginning of the earliest period presented. The unaudited pro forma combined financial information assumes that the acquisition of Petstore occurred as of January 1, 1999 for the unaudited pro forma combined statements of operations and as of June 30, 2000, for the unaudited pro forma combined balance sheet.

        The unaudited pro forma combined financial statements should be read in conjunction with Pets' historical consolidated financial statements and related notes to such statements in the December 31, 1999 financial statements on Form S-1 and June 30, 2000 financial statements on Form 10-Q filed by the Company; and the Petstore historical financial statements and notes thereto included herein.

        The unaudited pro forma combined financial statements have been adjusted to reflect the acquisition of Petstore under the terms described in Item 2 of Form 8-K dated July 28, 2000, previously filed and incorporated herein by reference.

        The pro forma financial information has been prepared by the management of Pets and all calculations have been made based upon assumptions deemed appropriate by the management of Pets. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma combined financial statements have been made.

        The unaudited pro forma combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually been reported if the merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies.

                      PETS.COM, INC. AND PETSTORE.COM, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               AS OF JUNE 30, 2000
                                 (In thousands)


                                         Pets.com      Petstore.com      Pro Forma       Ref.      Pro Forma
                                           Inc.            Inc.         Adjustments    (Note 2)    Combined
                                         -------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents             $  37,227       $   1,160       $  (1,160)       D        $  37,227
   Inventory                                 9,356              48              52        A            9,456
   Prepaid advertising expenses             10,499              --          10,169        B           20,668
   Other prepaid expenses and
     current assets                          2,645               8              (8)       D            2,645
                                         ------------------------------------------                ---------
Total current assets                        59,727           1,216           9,053                    69,996

Certificate of deposit                         914              --              --                       914
Fixed assets, net                           19,875             290            (290)       D           19,875
Intangible assets and other assets           6,609          51,845         (51,845)       D            6,609
                                         ------------------------------------------                ---------
Total assets                             $  87,125       $  53,351       $ (43,082)                $  97,394
                                         ==========================================                =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued          $   9,124       $  10,980       $ (10,280)      C,D       $   9,824
     expenses
   Payable to related                          631              --              --                       631
     parties
   Short-term debt                              --          17,192         (17,192)       D               --
   Capital lease obligations                   176              --              --                       176
                                         ------------------------------------------                ---------
Total current liabilities                    9,931          28,172         (27,472)                   10,631

Related party notes                             --          20,600         (20,600)       D               --
Capital lease obligations                      761              --              --                       761

Stockholders' equity:
   Preferred stock                              --               2              (2)       E               --
   Common stock                                 37              --               7       E,F              44
   Additional paid-in capital              213,278         128,022        (118,460)      E,F         222,840
   Accumulated deficit                    (124,925)        (80,563)         80,563        E         (124,925)
   Deferred stock-based
     compensation                          (11,957)        (42,882)         42,882        E          (11,957)
                                         ------------------------------------------                ---------
Total stockholders' equity                  76,433           4,579           4,990                    86,002
                                         ------------------------------------------                ---------
Total liabilities and stockholders'
   equity                                $  87,125       $  53,351       $ (43,082)                $  97,394
                                         ==========================================                =========


See accompanying notes to the unaudited pro forma combined financial statements.

                      PETS.COM, INC. AND PETSTORE.COM, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (In thousands)


                                    Pets.com       Petstore.com     Pro Forma          Ref.         Pro Forma
                                       Inc.            Inc.        Adjustments       (Note 2)        Combined
                                    -------------------------------------------------------------------------
Net sales                           $   5,787       $   2,100       $      --                       $   7,887
Cost of goods sold                     13,412           5,161          (2,959)          G              15,614
                                    -------------------------------------------------------------------------
Gross margin                           (7,625)         (3,061)          2,959                          (7,727)

Operating expenses:
   Marketing and sales                 42,491          22,630           2,959           G              68,080
   Product development                  6,481           5,442              --                          11,923
   General and administrative           4,254           8,366              --                          12,620
   Amortization of stock-based
     compensation                       2,118             628              --                           2,746
                                    -------------------------------------------------------------------------
Total operating expenses               55,344          37,066           2,959                          95,369

Operating loss                        (62,969)        (40,127)             --                        (103,096)
Interest income, net                    1,191          (4,876)             --                          (3,685)
                                    -------------------------------------------------------------------------
Net loss                            $ (61,778)      $ (45,003)      $      --                       $(106,781)
                                    =========================================================================

Basic and diluted net loss per
   share                            $  (42.42)                                                      $  (15.94)
                                    =========                                                       =========

Weighted average shares
   outstanding used to compute
   basic and diluted net loss
   per share                            1,456                                                           6,700
                                    =========                                                       =========


See accompanying notes to the unaudited pro forma combined financial statements.

                      PETS.COM, INC. AND PETSTORE.COM, INC.

               UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATION

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 (In thousands)


                                    Pets.com     Petstore.com     Pro Forma         Ref.        Pro Forma
                                       Inc.          Inc.        Adjustments      (Note 2)       Combined
                                    ---------------------------------------------------------------------
Net sales                           $ 16,415       $  4,385       $     --                       $ 20,800
Cost of goods sold                    23,028         10,163         (3,974)          G             29,217
                                    ---------------------------------------------------------------------
Gross margin                          (6,613)        (5,778)         3,974                         (8,417)

Operating expenses:
   Marketing and sales                45,946         16,150          3,974           G             66,070
   Product development                 4,943          3,465             --                          8,408
   General and administrative          5,012          4,956             --                          9,968
   Amortization of stock-based
     compensation                      2,097            (22)            --                          2,075
                                    ---------------------------------------------------------------------
Total operating expenses              57,998         24,549          3,974                         86,521

Operating loss                       (64,611)       (30,327)            --                        (94,938)
Interest income, net                   1,464         (3,320)            --                         (1,856)
Other expense                             --          1,912             --                          1,912
                                    ---------------------------------------------------------------------
Net loss                            $(63,147)      $(35,559)      $     --                       $(98,706)
                                    =====================================================================
Basic and diluted net loss per
   share                            $  (2.96)                                                    $  (3.71)
                                    ========                                                     ========
Weighted average shares
   outstanding used to compute
   basic and diluted
   net loss per share                 21,335                                                       26,579
                                    ========                                                     ========

See accompanying notes to the unaudited pro forma combined financial statements.

                      PETS.COM, INC. AND PETSTORE.COM, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                        (In thousands, except share data)



NOTE 1

        The unaudited pro forma combined financial statements reflect the issuance of 5,243,752 shares of Pets common stock for all of the outstanding shares of Petstore. Certain warrants to purchase 285,066 shares of Petstore common stock will be assumed by Pets pursuant to the merger. The total costs of the proposed merger are estimated as follows (in thousands):

Fair value of Pets shares                                                            $ 9,504
Value of Petstore warrants assumed                                                        65
Pets transaction costs, primarily financial advisory, legal and accounting fees          700
                                                                                     -------
                                                                                     $10,269
                                                                                     =======

        Based upon a preliminary purchase price allocation of tangible and intangible assets acquired, Pets has allocated the total cost of the merger to the net assets of Petstore at June 30, 2000 as follows (in thousands):

Advertising agreements with Discovery Communications                                 $10,169
Tangible assets acquired                                                                 100
                                                                                     -------
                                                                                     $10,269
                                                                                     =======

NOTE 2

        The unaudited pro forma combined balance sheet includes the adjustments necessary to give effect to the merger as if it had occurred on June 30, 2000, and to reflect the allocation of the proposed acquisition cost to the fair value of tangible and intangible assets acquired as noted above.

Adjustments included in the unaudited pro forma balance sheet are summarized as follows (in thousands):

A)      Valuation of Flying Fish assets of approximately $100.

B) Valuation of Discovery Communications advertising agreement of approximately $10,169.

C) Accrual of transaction related costs of approximately $700 primarily for financial advisory, legal and accounting services.

D)      Elimination of Petstore assets not acquired and liabilities not assumed.

E)      Elimination of Petstore equity accounts.

F) Issuance of Pets common stock, $0.00125 par value, and assumption of warrants to purchase common stock, as discussed in Note 1. The value of Pets' common stock is equal to the product of 5,243,752 shares multiplied by $1.8125, the closing price of Pets' common stock on the closing date of the merger on July 12, 2000. The fair value of the 285,066 in assumed warrants based on the Black-Scholes model is $65.

G) Reclassification of Petstore's fulfillment costs from cost of goods sold to conform with the classification in the financial statements of Pets.

NOTE 3

        Pro forma basic and diluted net loss per share amounts for the year ended December 31, 1999 and the six-month period ended June 30, 2000 are based upon the historical weighted-average number of Pets common shares outstanding adjusted to reflect the issuance of 5,243,752 shares of Pets common stock, as if the shares had been outstanding for the period. The effect of warrants assumed in the merger were excluded from the calculation as their exercise price exceeded the market value of Pets common stock.

(c) Exhibits.

   2.1* Asset Purchase Agreement dated June 12, 2000, among the Company, P-Sub Corporation and Seller.

   4.1* Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock of Pets.com, Inc. dated June 8, 2000.

   4.2* Amendment No. 1 to Amended and Restated Rights Agreement dated July 13, 2000, among the Company and certain stockholders of the Company.

   4.3* Registration Rights Agreement dated July 13, 2000, among the Company and Seller.

   9.1* Voting Agreement dated July 13, 2000, among the Company, Seller, Discovery and certain stockholders of the Company.

   10.39* Amended and Restated Marketing and Promotion Agreement dated June 8, 2000, among the Company and Safeway.

   10.40* Securities Purchase Agreement dated June 12, 2000, among the Company and Discovery.

   10.41* Tenancy and Promotion Agreement dated June 12, 2000, among the Company and Discovery.

   20.1* Press release dated June 13, 2000 announcing the execution of the Agreement, the Discovery Agreement and the Safeway Agreement.

   20.2* Press release dated July 13, 2000 announcing the closing of the Acquisition.

   23.1        Consent of KPMG LLP, Independent Auditors of Petstore.com, Inc.

   99.1        Financial Statements of Petstore.com, Inc. as of December 31,
               1999.

* Incorporated by reference from Current Report on Form 8-K previously filed by the Registrant on July 28, 2000 with the Securities and Exchange Commission via Edgar, and dated July 13, 2000.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       PETS.COM, INC.
                                       (Registrant)



Date: September 26, 2000               By:    /s/ Julia L. Wainwright
                                          -------------------------------------
                                           Julia L. Wainwright
                                           Chief Executive Officer

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER        DESCRIPTION
 ------        -----------
   2.1*        Asset Purchase Agreement dated June 12, 2000, among the Company,
               P-Sub Corporation and Seller.

   4.1* Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock of Pets.com, Inc. dated June 8, 2000.

   4.2*        Amendment No. 1 to Amended and Restated Rights Agreement dated
               July 13, 2000, among the Company and certain stockholders of the Company.

   4.3*        Registration Rights Agreement dated July 13, 2000, among the
               Company and Seller.

   9.1*        Voting Agreement dated July 13, 2000, among the Company, Seller,
               Discovery and certain stockholders of the Company.

   10.39*      Amended and Restated Marketing and Promotion Agreement dated June
               8, 2000, among the Company and Safeway.

   10.40*      Securities Purchase Agreement dated June 12, 2000, among the
               Company and Discovery.

   10.41*      Tenancy and Promotion Agreement dated June 12, 2000, among the
               Company and Discovery.

   20.1* Press release dated June 13, 2000 announcing the execution of the Agreement, the Discovery Agreement and the Safeway Agreement.

   20.2* Press release dated July 13, 2000 announcing the closing of the Acquisition.

   23.1        Consent of KPMG LLP, Independent Auditors of Petstore.com, Inc.

   99.1        Financial Statements of Petstore.com, Inc. as of December 31,
               1999.

* Incorporated by reference from Current Report on Form 8-K previously filed by the Registrant on July 28, 2000 with the Securities and Exchange Commission via Edgar, and dated July 13, 2000.







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